SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2004

LANCER CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-13875	74-1591073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas		78219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 310-7000

ITEM 4.          CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On February 2, 2004 (after business hours) Lancer Corporation  (“Lancer” or the “Company”) received a letter from KPMG LLP (“KPMG”) pursuant to which KPMG resigned from its position as the independent auditors of Lancer, effective immediately. A copy of the KPMG letter is attached to this Form 8-K as Exhibit 99.1.

Background: The Lancer Audit Committee Investigation.

On May 19, 2003, a former employee of The Coca-Cola Company named Matthew Whitley filed the first of two lawsuits against Coke, alleging in part that a 2001 contract between Lancer and Coke was improper.  The Audit Committee of the Board of Directors of Lancer commenced an investigation into these allegations in June 2003 and subsequently expanded its investigation to include two news articles published in July and August criticizing Lancer management and other accounting matters. The Audit Committee engaged a law firm and, later, Baker Botts L.L.P., to assist it in its investigation. These firms retained PriceWaterhouseCoopers LLP to assist them.  The Audit Committee shared preliminary findings and conclusions with KPMG as the investigation progressed.

During the investigation, KPMG advised Lancer that, until the investigation was complete and KPMG had an opportunity to review the completeness of the findings and the conclusions thereof, KPMG would be unable to complete its review of Lancer’s consolidated financial statements for the second and third quarters of 2003. The interim financial statements contained in a Form 10-Q are required to have been reviewed under Statement of Auditing Standards 100 (“SAS 100”) by an independent public accountant pursuant to Rule 10-01(d) of the Securities and Exchange Commission’s Regulation S-X. Lancer therefore filed financial and other information for the second and third quarters without the SAS 100 reviews having been completed on a Form 8-K, filed with the Securities and Exchange Commission on December 5, 2003.

On January 30, 2004, Lancer issued a press release announcing that the Audit Committee had concluded its investigation. This press release was included as an Exhibit to the Company’s Form 8-K, filed on February 2, 2004.

KPMG’s Resignation.

Promptly after receiving the February 2, 2004 letter from KPMG, Lancer contacted The American Stock Exchange to disclose KPMG’s resignation and discuss whether trading of the Company’s common stock should be halted. Trading on the Company’s common stock was then immediately halted.

On February 4, 2004 KPMG sent a second letter addressed to Lancer. A copy of the letter is attached to this Form 8-K as Exhibit 99.2.

The Lancer Audit Committee sent a letter to KPMG on February 5, 2004 asking KPMG for more information regarding KPMG’s disagreements with the Company. A copy of the letter from Lancer to KPMG is attached to this Form 8-K as Exhibit 99.3.

On February 7, 2004, KPMG sent a letter in response to the letter sent by Lancer. A copy of this letter is attached to this Form 8-K as Exhibit 99.4.

In the letter sent to Lancer on February 4, 2004,  KPMG states, in part:

“As a result of the matters set forth in our letter dated February 2, 2004, pursuant to Section 10A of the Securities Exchange Act of 1934, KPMG LLP has concluded that we are no longer able to rely on management’s representations and are unwilling to be associated with the financial statements prepared by management. Further, information has come to our attention that has caused us to conclude that the accounting for the Company’s revenue recognition in connection with its sales of equipment to Coca Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct. Accordingly, KPMG LLP hereby advises you that our report on the Company’s Financial Statements should no longer be relied upon.”

It is the Company’s understanding that KPMG’s statement that “…information has come to our attention that has caused us to conclude that the accounting for the Company’s revenue recognition in connection with its sales of equipment to Coca Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct” refers to the written contract between Lancer and Coke that was the subject of the Audit Committee investigation. This contract related primarily to reductions in the sales prices of new dispensing equipment and increases in the sales price of other models of dispensing equipment sold to Coke for the years 2001and 2002. In relevant part, this contract resulted in (1) Lancer’s receipt of $633,747, which was accounted for as deferred revenue and recognized ratably as units of new model equipment were sold ($112,380 was recognized in 2001 and $521,367 was recognized in 2002), and (2) revenue to Lancer related to the price increases, which was recognized currently as the equipment was sold ($334,283 in 2001 and $703,930 in 2002). The contract also provided for price reductions on new models of equipment amounting to $191,566 in 2001 and $468,002 in 2002. Lancer believes that its accounting for this contract is appropriate.

In the letter sent to Lancer on February 7, 2004, KPMG states, in part:

“We have earlier advised Audit Committee counsel and you that we were not prepared to accept that certain investigative conclusions were supported by the facts set forth in the Audit Committee’s report. We accordingly believe that the transmittal of such conclusions to shareholders in the Company’s press release of January 30 and subsequent press statements constituted one of a series of failures to take timely and appropriate remedial actions and a likely illegal act.”

Lancer believes that the issuance of the press release and subsequent press statements were appropriate.

Previous Reports on Lancer Financial Statements and Disagreements with the Auditors.

The reports of KPMG on the financial statements of Lancer for each of the fiscal years ended December 31, 2001 and December 31, 2002 contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of KPMG on the financial statements for Lancer for the fiscal year ended December 31, 2002 was modified as follows: “As discussed in Note 1 to the consolidated financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities.  The Company has also adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets,” effective January 1, 2002.” and the report of KPMG on the financial statements for Lancer for the fiscal year ended December 31, 2001 was modified as follows: “As discussed in Note 1 to the consolidated financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities.”

Also, as stated in the February 4, 2004 letter, KPMG has advised Lancer that their reports for the Company’s financial statements as of December 31, 2001 and December 31, 2002 and for the three years ended December 31, 2000, December 31, 2001 and December 31, 2002 should no longer be relied upon. Additionally, in the first quarter of 2003, Lancer resolved the Internal Revenue Services’ challenge of the Company’s deduction of its investment in Brazil. As a result, the Company reversed certain tax accruals in the first quarter of 2003, resulting in an income tax benefit included in continuing operations of $1.1 million. KPMG concurred with this initial accounting treatment, which was filed in Lancer’s report on Form 10-Q for the first quarter of 2003, but in late 2003, advised Lancer that the classification of the reversal of certain tax accruals was incorrect, resulting in $0.7 million of the accruals related to the Brazilian operations to be reclassified as a tax benefit from discontinued operations. The reclassification has no effect on the net loss of $0.3 million, or $0.03 per share, as reported in the first quarter of 2003. The reclassification does, however, change the loss from continuing operations from $0.3 million, or $0.03 per share, to $1.0 million, or $0.11 per share. Loss from discontinued operations in the first quarter of 2003 changes from $29,000 or $0.00 per share, to income of $0.7 million, or $0.08 per share. Lancer has previously disclosed this information in a Form 8-K, filed with the Securities and Exchange Commission on December 5, 2003. Lancer intends to amend its first quarter report on Form 10-Q to reflect these changes.

Except to the extent discussed above in this Form 8-K, for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years. Nor, except to the extent discussed above in this Form 8-K, were there any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of this report. With respect to the matters discussed above in this Form 8-K, the Audit Committee has authorized KPMG to respond fully to inquiries of any successor accountant.

Other Information.

Lancer has provided KPMG a copy of this Form 8-K and requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. Lancer has requested that KPMG provide such letter as soon as possible, so that Lancer can file such letter as an Exhibit to this Current Report on an amended Form 8-K within ten (10) business days after the date this report is filed with the Securities and Exchange Commission.

The Press Release issued by Lancer on February 3, 2004 announcing the resignation of KPMG as Lancer’s independent auditors is attached as Exhibit 99.5 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

99.1         Letter to Lancer Corporation from KPMG, LLP, dated February 2, 2004.

99.2         Letter to Lancer Corporation from KPMG, LLP, dated February 4, 2004.

99.3         Letter to KPMG, LLP from the Chairman of the Lancer Audit Committee dated February 5, 2004.

99.4         Letter to Lancer Corporation from KPMG, LLP, dated February 7, 2004.

99.5         Lancer Corporation Press Release dated February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

Date: February 10, 2004	By:	/s/ Christopher D. Hughes
Christopher D. Hughes
President and Chief Operating Officer